PRESS RELEASE

Investor Contact:	Acquisitions Contact:	Media Contact:

Scott D. Peters	Mark Engstrom	Claire Koeneman
President & CEO	EVP- Acquisitions	President
Healthcare Trust of	Healthcare Trust of America,	Financial Relations Board
America, Inc.	Inc.	312.640.6745
480.998.3478	480.998.3478	ckoeneman@mww.com
scottpeters@htareit.com	markengstrom@htareit.com

Healthcare Trust of America, Inc. completes acquisition of 856,000 SF Greenville
Hospital System Medical Office Building Portfolio

Scottsdale, Arizona (September 21, 2009) – Healthcare Trust of America, Inc., (the “REIT”), a self-managed non-traded real estate investment trust, announced the completed acquisition of a 16-building portfolio from Greenville Hospital System (“GHS”) based in Greenville, South Carolina for approximately $162,820,000 on September 18, 2009.

GHS is the dominant provider of healthcare services in South Carolina with approximately 70% of the market share in the largest Metropolitan Statistical Area in South Carolina. Approximately 92% of the portfolio’s square footage is located on or adjacent to one of four hospital campuses, and GHS will continue to occupy approximately 84% of the portfolio under a long-term lease arrangement. GHS holds an “AA” credit rating from Fitch Ratings, a leading global rating agency.

“We are proud to have acquired these first class assets from a high quality healthcare system,” said Scott D. Peters, chief executive officer and president of the REIT. “This strategic relationship will allow us the opportunity to develop and/or acquire additional medical buildings as Greenville expands its first class health system.”

“This is a great accomplishment for HTA. For a transaction of this size and quality to be completed under our self-management structure is very gratifying, stated Mark D. Engstrom, Executive Vice President – Acquisitions.

This acquisition is consistent with the REIT’s investment strategy is to purchase quality properties that generate stable long-term growth in operating cash flow to pay regular cash distributions.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (formerly known as Grubb & Ellis Healthcare REIT, Inc.) is a self-managed, publicly registered, non-traded real estate investment trust. The REIT has made 45 geographically diverse acquisitions valued at approximately $1.2 billion based on purchase price, which includes 154 buildings and one real estate-related asset, as of September 18, 2009. The REIT’s portfolio totals approximately 6.3 million square feet, and includes 135 medical office buildings, four hospitals, 12 skilled nursing and assisted living facilities and three other office buildings located in 19 states, including: Arizona, California, Colorado, Florida, Georgia, Indiana, Kansas, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of the REIT’s portfolio, the value that sale/leaseback transactions provide to the REIT, and the value that the GHS portfolio adds to the REIT. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the acquisition of the GHS portfolio may not be completed if the conditions to closing are not satisfied; the strength and financial condition of each individual property; the strength and financial condition of the tenant; uncertainties relating to the local economy of the Greenville, South Carolina area; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.